UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2005

EURAMAX INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	333-05978	58-2502320
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5445 Triangle Pkwy Suite 350, Norcross, Georgia, 30092
(Address of Principal Executive Offices) (Zip Code)

(770) 449-7066

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 12, 2005, Euramax International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GSCP Emax Acquisition, LLC, a Delaware limited liability company (“Parent”) and Emax Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of Parent.  Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company being the surviving corporation of the merger.

The aggregate purchase price to be paid by Parent for all of the common stock of the Company (including shares of common stock issuable upon the exercise of options) is $1,038,000,000 less net debt and certain Company transaction expenses, as more specifically described in the Merger Agreement.  The aggregate purchase price is subject to further adjustment based on the amount of net working capital of the Company immediately prior to the closing.  Following the merger, former stockholders of the Company will also be paid the amount of certain tax refunds that may be received by the Company relating to periods prior to the closing, on the terms set forth in the Merger Agreement.

The closing of the transactions contemplated by the Merger Agreement is subject to customary closing conditions, including with respect to Parent’s debt financing of a portion of the aggregate purchase price.  The commitment letter with respect to the debt financing is subject to customary conditions including, among others, that there has been no material adverse effect (as defined in the Merger Agreement) on the Company since December 31, 2004, that the credit facility and notes being offered by the commitment letters have been assigned a credit rating by Moody’s and S&P, that the Company’s pro forma consolidated adjusted EBITDA (AS DEFINED IN THE COMMITMENT LETTER) was not less than $127.0 million for the 12 month period ending March 31, 2005 (if the closing shall occur prior to June 30, 2005) and that after the closing the total indebtedness of the Company to the pro forma consolidated adjusted EBITDA (AS DEFINED IN THE COMMITMENT LETTER) of the Company is not greater than 6.30 to 1.  The Merger Agreement permits the Company, Parent or Newco to terminate the Merger Agreement if the merger has not been consummated on or before June 30, 2005.  In connection with the closing of the transactions contemplated by the Merger Agreement, the Company intends to redeem or repurchase all of its 8.5% Senior Subordinated Notes due 2011.

The foregoing summary is not a complete description of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.3 to this Form 8-K and incorporated in this Item 1.01 by this reference.  The Company shall furnish a copy of the disclosure schedules to the Commission upon the Commission’s request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURAMAX INTERNATIONAL, INC.

		By:	/s/ R. SCOTT VANSANT
			Name:	R. Scott Vansant
			Title:	Chief Financial Officer and Secretary

Dated:	April 18, 2005

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EXHIBIT INDEX

Exhibit Number	Description

2.3	Agreement and Plan of Merger among Euramax International, Inc., GSCP Emax Acquisition, LLC and Emax Merger Sub, Inc. dated April 12, 2005

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